Exhibit 99.1

                     S.Y. Bancorp Declares 5% Stock Dividend

     LOUISVILLE, Ky.--(BUSINESS WIRE)--April 26, 2006--Speaking to shareholders gathered for the Company's 2006 annual meeting, David P. Heintzman, Chairman and Chief Executive Officer of S.Y. Bancorp, Inc. (NASDAQ: SYBT), parent company of Stock Yards Bank & Trust Company in Louisville, southern Indiana and Indianapolis, today announced that the Board of Directors has declared a 5% stock dividend to the holders of common stock. The new shares will be distributed on May 26, 2006, to shareholders of record as of May 10, 2006; cash will be paid in lieu of fractional shares.
     Currently, S.Y. Bancorp has approximately 13.8 million shares outstanding. In making the announcement, Heintzman noted that the Board's decision to issue a stock dividend reflected S.Y. Bancorp's ongoing strong performance. "This step, together with the significant increases we have made to our cash dividend payments over the recent several years - including two increases during 2005 and another already this year - is a tangible way to demonstrate our ongoing commitment to enhancing overall shareholder value. Additionally, with more shares outstanding, we anticipate greater trading volume and increased visibility for our stock over time."
     In formal business conducted at the meeting, shareholders elected four directors to new terms that expire with the 2009 annual meeting of shareholders. They include: James E. Carrico, Managing Director, Acordia of Kentucky; Carl G. Herde, Vice President and Chief Financial Officer, Baptist Healthcare System, Inc.; Bruce P. Madison, President and CEO, Plumbers Supply Company, Inc.; and Robert L. Taylor, Professor of Management and Dean Emeritus, College of Business and Public Administration, University of Louisville.
     The Company's Directors continuing in office to future years include: David
H. Brooks, Retired, Former Chairman and Chief Executive Officer, S.Y. Bancorp, Inc. and Stock Yards Bank & Trust Company; Charles R. Edinger, III, Vice President, J. Edinger & Son, Inc.; Stanley A. Gall, M.D., Professor of Obstetrics and Gynecology, University of Louisville; David P. Heintzman, Chairman and Chief Executive Officer, S.Y. Bancorp, Inc. and Stock Yards Bank & Trust Company; Nicholas X. Simon, President and CEO, Publishers Printing Company LLC; Norman Tasman, President, Tasman Industries, Inc. and Tasman Hide Processing, Inc.; and, Kathy C. Thompson, Senior Executive Vice President, S.Y. Bancorp, Inc. and Stock Yards Bank & Trust Company.
     Shareholders also approved action by the Board of Directors to fix the number of directors at thirteen.
     Louisville, Kentucky-based S.Y. Bancorp, Inc., with $1.4 billion in assets, was incorporated in 1988 as a bank holding company. It is the parent company of Stock Yards Bank & Trust Company, which was established in 1904. S.Y. Bancorp, Inc. also is the parent company of S.Y. Bancorp Capital Trust I, a Delaware statutory business trust that is a 100%-owned finance subsidiary. The Company's Trust Preferred securities are listed on the Amex under the symbol SYI PR.

     This report contains forward-looking statements under the Private Securities Litigation Reform Act that involve risks and uncertainties. Although the Company's management believes the assumptions underlying the forward-looking statements contained herein are reasonable, any of these assumptions could be inaccurate. Therefore, there can be no assurance the forward-looking statements included herein will prove to be accurate. Factors that could cause actual results to differ from those discussed in forward-looking statements include, but are not limited to: economic conditions both generally and more specifically in the markets in which the Company and its subsidiaries operate; competition for the Company's customers from other providers of financial services; government legislation and regulation, which change from time to time and over which the Company has no control; changes in interest rates; material unforeseen changes in liquidity, results of operations, or financial condition of the Company's customers; and other risks detailed in the Company's filings with the Securities and Exchange Commission, all of which are difficult to predict and many of which are beyond the control of the Company.


     CONTACT: S.Y. Bancorp, Inc., Louisville
              Nancy B. Davis, 502-625-9176